UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 5, 2025

LAKESIDE HOLDING LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-42140	82-1978491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 Thorndale Avenue, Suite A
Itasca, Illinois 60143

(Address of Principal Executive Offices and Zip Code)

(224) 446-9048

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value US$0.0001 per share	LSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.

Financing

On March 5, 2025, Lakeside Holding Limited (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”).

Under the Securities Purchase Agreement, the Company agreed to issue 7% original issue discount secured convertible promissory notes (“Notes”) in the aggregate principal amount of up to $4.5 million and accompanying Warrants (as defined below), in up to three separate tranches that are each subject to certain closing conditions (the “Financing”). On March 5, 2025, the initial closing of the first tranche (the “First Closing of First Tranche”) occurred, pursuant to which the Company issued to the Investor a Note in a principal amount of $1,000,000 (the “First Tranche”). For the subsequent closing of the first tranche, the Investor agreed to purchase an additional Note in the principal amount of $500,000, subject to the satisfaction of certain closing conditions including the Equity Conditions (as defined in the Securities Purchase Agreement), after a resale Registration Statement on Form S-3 or S-1 (the “Resale Registration Statement”) has been declared effective by the Securities and Exchange Commission (the “Commission”) for the registration of common stock of the Company (the “Common Stock”) issuable upon conversion of the Notes and the Warrants (as defined below). The Company and the Investor may also, pursuant to the Securities Purchase Agreement, choose to consummate a second tranche and a third tranche of financing, subject to certain closing conditions.

Pursuant to the Securities Purchase Agreement, the Company agreed to issue, upon the consummation of the closing of each tranche, common stock purchase warrants (“Warrants”) to the Investor, in each case to purchase a number of shares of common stock determined by dividing 40% of the applicable principal amount of the corresponding Note by the VWAP (as defined in the Securities Purchase Agreement) immediately prior to the applicable closing date. In the First Closing of the First Tranche, the Company issued to the Investor Warrants to purchase 318,827 shares of common stock at an initial exercise price of $1.9098 per share, subject to certain adjustments set forth therein.

The Note is convertible into Common Stock at an initial conversion price of $1,9098, subject to certain adjustments (the “Conversion Price”), provided that the Conversion Price shall not be reduced below $0.234 (the “Floor Price”). The Note does not bear any interest absent an Event of Default (as defined in the Note) and matures on June 5, 2026. Commencing on the earlier of (i) the 60-day anniversary after the date hereof and (ii) the date on which the first Resale Registration Statement shall have been declared effective by the Commission, the Company is required to pay to the Investor the outstanding principal balance under the Note in monthly installments, on such date and each one (1) month anniversary thereof, in an amount equal to 105% of the total principal amount multiplied by the quotient determined by dividing one by the number of months remaining until the maturity date of the Note, until the outstanding principal amount has been paid in full or, if earlier, upon acceleration, conversion or redemption of the Note in accordance with its terms. All monthly payments are payable by the Company, in cash, provided that under certain circumstances, as provided in the Note, the Company may elect to pay in common stock.

If the Company directly or indirectly receives proceeds from and closes any kind of financing including through the issuance of any equity or debt securities, the Investor may request a prepayment of the principal amount of the Note and any accrued and unpaid interest thereon (if any) in an amount up to 25% of the gross proceeds received by the Company.

The Company may prepay the Note, in an amount equal to 110% of the sum of the outstanding principal balance of the Note, any accrued and unpaid interest thereon and any other amounts due under the Note (if any) with at least 20 Trading Days’ written notice to the Investor, if (i) the Equity Conditions (as defined in the Securities Purchase Agreement) are then satisfied, (ii) there is no Event of Default (as defined in the Notes), and (iii) the Resale Registration Statement is effective and has been available for at least 15 calendar days. The Investor retains the right to convert up to 50% of the Note into common stock at any time after receiving the Prepayment Notice.

Upon the occurrence of any Event of Default (as defined in the Notes), interest shall accrue on the Note at a rate equal to 18% per annum or, if less, the highest amount permitted by law. In addition, upon the occurrence of Event of Default, which has not been cured within any applicable cure period, interest is also payable at the “Mandatory Default Amount” (i.e. 120% of the sum of (i) the outstanding principal balance of the Note on the date on which the first Event of Default has occurred and (ii) any accrued and unpaid interest thereon. Furthermore, if an Event of Default is not cured, the Investor also shall have the right to convert the Mandatory Default Amount (as defined in the Notes), upon the terms provided in the Note.

Each of the Note and the Warrants provides that the Investor will not have the right to convert any portion of the Note or exercise any portion of the Warrants, as applicable, if, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Securities of 1934, as amended, would beneficially own in excess of 9.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such conversion or exercise, as applicable.

The Securities Purchase Agreement also contains customary representations and warranties of the Company and the Investor, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The Company intends to use the proceeds from the issuance of the Notes and the Warrants for working capital and general corporate purposes.

Registration Rights Agreement

The Company also agreed, pursuant to a registration rights agreement (the “Registration Rights Agreement”) with the Investor, dated March 5, 2025, to file with the Commission an initial registration statement within 20 days after the date hereof, to register the maximum number of Registrable Securities (as defined in the Registration Rights Agreement) in accordance with applicable rules of the Commission.

Security Agreement, Pledge Agreement and Guarantee Agreement

The Company and its material subsidiary, American Bear Logistics Corp. (“ABL”), also agreed, pursuant to a Security Agreement (the “Security Agreement”) and a Pledge Agreement (the “Pledge Agreement”), dated March 5 2025, to grant the Investor a security interest in all of their assets and the equity interest in ABL to secure the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Notes.

In addition, the Company and ABL entered into a Guarantee Agreement, dated March 5, 2025 (the “Guarantee Agreement”), with the Investor, pursuant to which they agreed to guarantee the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Notes.

The foregoing descriptions of the Securities Purchase Agreement, the Notes and the Warrants, the Guarantee Agreement, the Pledge Agreement, the Security Agreement and the Registration Rights Agreement are not complete and are subject to and qualified in their entirety by reference to the full text of the forms of such documents, forms of which are filed as exhibits hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Investor in the Securities Purchase Agreement, the placement and sale of the Notes and Warrants was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act.

None of the securities have been registered under the Securities Act and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
4.1	Form of Convertible Promissory Notes
4.2	Form of Common Stock Purchase Warrant
10.1	Form of Securities Purchase Agreement, by and between the Investor and Company
10.2	Form of Security Agreement, by and between the Investor and Company
10.3	Form of Guarantee Agreement, by and between the Investor and ABL
10.4	Form of Pledge Agreement, by and between the Investor and Company
10.5	Form of Registration Rights Agreement, by and between the Investor and Company
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2025	Lakeside Holding Limited

	By:	/s/ Henry Liu
Henry Liu
Chairman and Chief Executive Officer

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